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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-54718, File No. 333-86237, File No. 333-64271, File No. 333-14595, File No. 333-45273, File No. 333-72461, File No.
333-30462, File No. 333-72668, File No. 333-82392, File No. 333-19855, File No.
333-36541, File No. 333-1822 and File No. 333-96769) and on Form S-8 (File No.
333-11923, File No. 333-82479, File No. 333-76400, and File No. 333-76398) of
Sun Communities, Inc. of our report dated March 12, 2003 relating to the consolidated financial statements of Sun Home Services, Inc. and Subsidiaries which appears in this Form 10-K.


PRICEWATERHOUSECOOPERS LLP
Detroit, Michigan
April 12, 2003